UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2013

CST BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Valero Way Building D, Suite 200 San Antonio, Texas (Address of principal executive offices)	78249 (zip code)
Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 3, 2013, the Board increased the size of the Board from nine members to ten members and, to fill the resulting vacancy, appointed Denise Incandela to the Board. Ms. Incandela has been designated as Class III director.

Ms. Incandela, 49, is Executive Vice President and Chief Marketing Officer of Saks Fifth Avenue, where she oversees both Marketing and Saks Direct. Previously, Denise worked at McKinsey & Company’s New York Office, where she was a leader of their Retail practice and served Saks Fifth Avenue as a consultant for five years. Prior to joining McKinsey, Denise worked at Shearson Lehman Brothers and American Express. Denise received an M.B.A. from the Wharton Business School and a B.S. from Boston College.

The Board has determined that Ms. Incandela qualifies as an independent director under the director independence standards set forth in the rules and regulations of the SEC and the applicable listing standards of the New York Stock Exchange (“NYSE”) and as an “outside directors” under the requirements of Section 162(m) of the Internal Revenue Code of 1986 and “non-employee directors” as such term is defined by the rules and regulations of the SEC. Additionally, CST Brands entered into CST Brands’ standard indemnification agreement for directors with Ms. Incandela.

In connection with her election, Ms. Incandela, as a non-employee member of the Board of Directors received a grant in accordance with the description of the terms of non-employee director compensation set forth in the section entitled “Non-Employee Director Compensation” in the Information Statement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2013. The grant received was for restricted shares of CST Common Stock having a value on the date of grant equal to $125,000, based on the mean of the highest and lowest prices per share as reported on the New York Stock Exchange on June 3, 2013. This grant will vest in full on the one-year anniversary of the date of grant.

Item 8.01. Other Events.
A copy of CST Brands’ press release announcing the appointment of Denise Incandela to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 8.01 of this Current Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that the Company chooses to disclose solely because of Regulation FD.

Item 9.01    Financial Statements and Exhibits.
Exhibit
Number    Description

99.1	Press release to be issued by CST Brands, Inc., dated June 4, 2013, regarding the appointment of Denise Incandela.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, CST Brands has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CST BRANDS, INC.
Date: June 4, 2013
/s/ Cynthia P. Hill
By:    Cynthia P. Hill
Title:    Senior Vice President and General Counsel

EXHIBIT INDEX
Exhibit
Number    Description

99.1	Press release to be issued by CST Brands, Inc., dated June 4, 2013, regarding the appointment of directors.